Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109755, 333-103595, 333-80065, 333-06563, 333-11451, 333-35651, 333-28929, 333-28927, 333-71913, and 333-80963) of our report dated January 16, 2004, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 9, 2004

48